Exhibit 99.4

                      AMENDMENT TO THE INVESTMENT AGREEMENT


This Amendment to the Investment Agreement is made as of the 27th day of September 2007.

          BETWEEN

     GLOBAL WATAIRE, A NEVADA CORPORATION (THE "COMPANY")

          AND

     DUTCHESS PRIVATE EQUITIES FUND, LTD. (THE "INVESTOR")

WHEREAS, THE COMPANY AND THE INVESTOR DESIRE TO AMEND THE INVESTMENT AGREEMENT DATED AUGUST 24, 2007.

WHEREAS, THE COMPANY AND THE INVESTOR DESIRE TO AMEND THE INVESTMENT AGREEMENT TO REMOVE LANGUAGE REGARDING THE COMPANY'S RIGHT TO WITHDRAW THAT PORTION OF THE PUT THAT IS BELOW THE MINIMUM ACCEPTABLE PRICE, AS DEFINED WITHIN THE INVESTMENT AGREEMENT.

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS CONTAINED IN THIS AMENDMENT TO THE INVESTMENT AGREEMENT, AND FOR OTHER GOOD AND VALUABLE CONSIDERATION (THE RECEIPT AND ADEQUACY OF WHICH ARE HEREBY ACKNOWLEDGED, THE COMPANY AND THE INVESTOR AGREE AS FOLLOWS:

     1)   SECTION 2(C) COMPANY'S RIGHT OF WITHDRAWAL SHALL BE REMOVED.

     2) ALL TERMS WITHIN SECTION 2 OF THE INVESTMENT AGREEMENT SHALL BE ADJUSTED TO REFLECT THE APPROPRIATE REFERENCE SECTION.

     3) ALL OTHER TERMS OF THE INVESTMENT AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT.

                                                 GLOBAL WATAIRE INC.

                                             BY: /S/ SYNDEY HARLAND,
                                                 --------------------------
                                                   SYDNEY HARLAND, C.E.O.

                                                 DUTCHESS PRIVATE
                                                 EQUITIES FUND, LTD.

                                             BY: /S/ DOUGLAS LEIGHTON
                                                 --------------------------
                                                   TITLE: DIRECTOR